UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 17, 2007
(Date of Earliest Event Reported)

SURGE GLOBAL ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24269	34-1454529
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12220 El Camino Real, Suite 410
San Diego, California, 92130
(Address of principal executive offices, zip code)
(858) 704-5010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[   ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01  OTHER EVENTS.

On September 17, 2007, Surge Global Energy, Inc. (“Surge”) issued a press release announcing the delay of its October 9, 2007 scheduled annual stockholder meeting until January 14, 2008. As a result of recent transactions and in view of recent market turmoil, Surge continues to carefully evaluate its strategic opportunities. Delaying the annual stockholder’s meeting will provide Surge more opportunity to finalize its evolving strategy as well as provide its stockholders additional time to understand and consider Surge’s direction. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Rule 14a-8 Stockholder Proposal Deadline

The 2007 annual stockholder meeting date is more than 30 days from the anniversary of Surge’s 2006 annual stockholder meeting. As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Surge has set a revised deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in Surge’s revised proxy materials for the annual stockholder meeting. The new deadline for delivering stockholder proposals to Surge is the close of business on October 16, 2007. Stockholder proposals should be delivered to: Surge Global Energy, Inc., 12220 El Camino Real, Suite 410, San Diego, CA 92130 Attention: Corporate Secretary. Surge recommends that such proposals be sent by certified mail, return receipt requested. Stockholder proposals also will need to comply with the rules of the Securities and Exchange Commission (“SEC”) regarding the inclusion of stockholder proposals in proxy materials, and may be omitted if not in compliance with applicable requirements.

Bylaws Proposal Deadline

In accordance with the requirements of Surge’s bylaws, in order for a stockholder proposal or director nomination to considered timely, such proposal or nomination must be received by Surge’s Corporate Secretary by close of business on October 16, 2007 at the address noted above. Such proposals must comply with Section 2.9 and/or Section 2.10 of Surge’s bylaws.

Notice to Stockholders

In connection with the matters to be considered at the annual meeting, Surge filed a definitive proxy statement with the SEC on April 30, 2007, and will prepare a revised definitive proxy statement for its stockholders to be filed with the SEC on or about November 30, 2007. The revised definitive proxy statement will contain information about Surge and the other matters to be voted on at the annual meeting. STOCKHOLDERS ARE URGED TO READ THE REVISED PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETING. In addition to receiving the revised proxy statement from Surge by mail, stockholders will be able to obtain the previously filed and revised proxy statement, as well as other filings containing information about Surge, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, from Surge’s website at www.SurgeGlobalEnergy.com or by directing such request to Surge Global Energy, Inc., 12220 El Camino Real, Suite 410, San Diego, CA 92130 Attention: Investor Relations.

Surge and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies. Information concerning Surge and its directors and executive officers is set forth in Surge’s proxy statement and Annual Report on Form 10-KSB previously filed with the SEC, and will be set forth in the revised proxy statement when it becomes available.

The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

      99.1    Press release dated September 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation
Date: September 17, 2007	By:	/s/ William Greene William Greene, Chief Financial Officer

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